UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2007

First Horizon National Corporation

(Exact Name of Registrant as Specified in its Charter)

TN	001-15185	62-0803242
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 Madison Avenue Memphis, TN	38103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 523-4444

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	Amendment to Bylaws

(1)   On April 17, 2007, the Corporation’s Board of Directors amended the following sections of the Corporation’s Bylaws: ARTICLE FOUR, Sections 4.2, 4.4, 4.19, and 4.24; and ARTICLE FIVE, Section 5.2. The Bylaws are amended immediately as described below. The amended and restated Bylaws are filed herewith as Exhibit 3.2.

(2)	The Bylaw amendments are effective immediately and are summarized below.

(i)        Section 4.2 was amended to re-assign to the chief human resources officer and the chief executive officer certain delegated authority pertaining to the appointment of certain non-executive officers. Previously, that power had been delegated to a management committee known as the Personnel Committee. Conforming changes connected with this amendment were made to Sections 4.4, 4.19, and 4.24. Also, Section 4.2 previously authorized the Board to delegate to the Board’s Compensation Committee certain appointment and other powers related to certain non-executive officers; as amended, Section 4.2 grants those powers to the Compensation Committee directly, so that no further action by the Board is needed. Finally, Section 4.2 was amended to require that the Secretary of the Corporation be elected by the Board; previously, there was no such requirement.

(ii)        Section 4.4 as amended provides, among other things, that neither an executive officer nor the Secretary of the Corporation may be removed from office except by a majority vote of the Board. Previously, this Bylaw did not require such a vote in the case of the Secretary.

(iii)       Amended Section 5.2 authorizes the Corporation to issue shares of stock without paper certificates. Under the prior Bylaw, uncertificated shares were authorized in general but specific Board action was needed to issue shares in that form.

Item 8.01 Other Events

             Section 7.2 of ARTICLE SEVEN of the Corporation’s Bylaws provides, in substance, that any officer or employee will experience an automatic retirement if (i) he or she attains age 65 and (ii) for the two-year period immediately before attaining such age he or she has been employed by the Corporation in a bona fide executive or a high policy-making position. The Board of Directors has the power under Section 7.2 to continue the service of such a person.

On April 17, 2007, the Board of Directors exercised its power under Section 7.2 with respect to Gerald L. Baker, the Corporation’s President and Chief Executive Officer. Mr. Baker presently is age 64. The effect of the Board’s action is to waive the automatic retirement of Mr. Baker upon his attaining age 65 and to continue his service past that age. In addition, the Board confirmed that the automatic retirement provision of the Bylaws does not apply to Michael D. Rose, Chairman of the Board of the Corporation. Mr. Rose presently is age 65.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
The following exhibits are filed herewith:

Exhibit #	Description

3.2	Bylaws of the registrant, as amended and restated April 17, 2007

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 5.02(e) will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending June 30, 2007, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation (Registrant)

Date: April 20, 2007	By:	/s/ Marlin L. Mosby, III
Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

EX-3	Exhibit 3.2 - Bylaws of the registrant, as amended and restated April 17, 2007